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                                                                   EXHIBIT 10.18

                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT, made and entered into as of April 6, 2000, by and among Renaissance Entertainment Corporation, a Colorado corporation (hereinafter referred to as "Seller"), and Marta and Jim Selway, dba Willows Fare, L.L.C. residents of the State of California (hereinafter referred to as "Buyer");

                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates the Bristol Renaissance Faire in Kenosha, Wisconsin (the "Faire"); and

     WHEREAS Seller owns and operates an number of food and bererage concessions at the Faire; and

     WHEREAS, Seller desires to sell and Buyer desires to purchase certain assets of Seller used in connection with certain of these food concessions.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

     1. SALE AND PURCHASE OF ASSETS. On the terms and subject to the conditions contained herein, Seller agrees to sell, convey, transfer, and assign to Buyer, on the Closing Date (as hereinafter defined), and Buyer agrees to purchase from Seller, the assets described in a. below in return for the consideration herein provided:

          a.   ASSETS

               (i) All kitchen equipment listed on EXHIBIT A.

               (ii) All signage listed on EXHIBIT B.

               (iii) The right to use the concessions buildings listed on EXHIBIT C (the "Concessions"), provided that Buyer and Seller are parties to a current concessionaire agreement.

     2. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer shall purchase the asserts specified in Paragraph 1 of this Agreement, and, in full consideration for such assets and as the agreed purchase price therefor, Buyer shall pay to Seller $300,000.00.

     3. PAYMENT OF PURCHASE PRICE AND CLOSING. The purchase price to be paid by Buyer to Seller for the assets specified in this Agreement, shall be paid as follows:

          a.   PURCHASE PRICE. The purchase price shall be paid at closing



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          b.   CLOSING.

               The closing of the sale and purchase contemplated hereby shall take place at such place and date as mutually agreed upon by Buyer and Seller to close (such date is herein called the "Closing Date"). At the closing, the following shall occur:

               (i)  Seller shall deliver to Buyer:

                    (A) A bill of sale and other good and sufficient Instruments of transfer and conveyance as shall be effective to vest in Buyer marketable title to the assets to be sold and assigned to Buyer as provided in this Agreement;

               (ii) Buyer shall deliver to Seller:

                    (A) $150,000.00 by certified or cashier's check or wire
               transfer.

                    (B) Balance of $150,000.00 to be paid in accordance with
               Exhibit D.

     4. COVENANTS OF SELLER. Seller covenants and agrees to allow Buyer to sell Italian Ices at the Tuscany Tavern, a concession building owned by the Seller.

     5. COVENANTS OF BUYER. Buyer covenants and agrees to allow Seller, at no cost to Seller, to use space in the Queens Kitchen and the Black Swan Kitchen to dispense beverages.

     6. CONCESSIONAIRE AGREEMENT. Buyer may operate the concessions listed on Exhibit C only pursuant to a current Concessionaire Agreement. If Buyer chooses not to return to the Faire for a season or is not invited back to the Faire, Buyer shall have the right to assign interest in the concessions as provided in the most recent form of Concessionaire Agreement.

     7. INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller against and In respect of:

          a. Any and all liabilities and obligations of and claims arising out of operation by Buyer of the Concessions;

          b. Any and all loss, damage, or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Buyer under this Agreement; and

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          c.   Any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses and reasonable attorneys fees incident to any of the foregoing.

     Buyer shall reimburse Seller, on demand, for any payment made by Seller at any time after the Closing Date, in respect of any liability, obligation, or claim to which the foregoing indemnity by Buyer relates.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns, but shall not be assignable in whole or in part by Buyer without the written consent of Seller.

     9. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person to such party or mailed by first class mail, postage prepaid, addressed as follows:

        If to Seller:  Renaissance Entertainment Corporation
                       ATTN: J. Stanley Gilbert
                       275 Century Circle, Suite 102
                       Louisville, CO 80027

        If to Buyer:   Marta and Jim Selway, dba Willows Fare, L.L.C.
                       235 North Murray Street
                       Suite C
                       Banning, CA 92220

or to such other address with respect to a party as such party shall notify the others in writing as above provided.

     10. GOVERNING LAW. All questions relating to the validity, construction, performance or enforcement of this Agreement shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


                                       SELLER:
                                       RENAISSANCE ENTERTAINMENT
                                       CORPORATION

                                       By
                                          -------------------------------------
                                          J. Stanley Gilbert
                                          President and Chief Operating Officer


                                       BUYER:
                                       By
                                          -------------------------------------
                                          Jim Selway

                                       By
                                          -------------------------------------
                                          Marta Selway

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